UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE TOPPS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, $0.01 par value per share
(2)	Aggregate number of securities to which transaction applies:

41,678,612 shares of Common Stock of The Topps Company, Inc. (includes 2,938,440 shares underlying options to purchase Common Stock, of which options to purchase 2,261,124 shares are in-the-money and eligible to receive consideration in the transaction, and 22,407 shares of restricted stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
$385,591,102
(5)	Total fee paid:
$11,831.78

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

On August 15, 2007, The Topps Company, Inc. filed with the Securities and Exchange Commission a report on Form 8-K, (the “Form 8-K”) disclosing the following:

On August 14, 2007, Tornante-MDP Joe Holding LLC (“Tornante-MDP”) sent The Topps Company, Inc. (“Topps”) a letter pursuant to the Agreement and Plan of Merger, dated March 5, 2007, by and among Topps, Tornante-MDP and Tornante-MDP Joe Acquisition Corp. (the “Tornante Merger Agreement”), requesting that the Board of Directors of Topps (the “Board”) expressly publicly reaffirm, no later than August 21, 2007, its recommendation that (i) the Merger and Voting Agreements (each as defined in the Tornante Merger Agreement) are fair to and in the best interests of Topps and its stockholders, (ii) the Board has adopted and declares advisable the Tornante Merger Agreement, the Voting Agreements and the Merger and the other transactions contemplated in the Tornante Merger Agreement and (iii) the Board recommends approval of the Tornante Merger Agreement to Topps’ stockholders.  The Board is evaluating the request.  A copy of the letter is filed as Exhibit 99.1 hereto and incorporated in this Item 8.01 by reference.

Discussions between Topps and Upper Deck are continuing.  There can be no assurance that Upper Deck and Topps will enter into a definitive agreement.

The text of the letter filed as Exhibit 99.1 to the Form 8-K follows:

To the Board of Directors of The Topps Company:

Reference is herein made to that certain agreement and plan of merger, dated March 5, 2007, by and among The Topps Company, Inc., Tornante-MDP Joe Holding LLC and Tornante-MDP Joe Acquisition Corp. (the “Merger Agreement”).  All capitalized but undefined terms used herein have the meanings assigned to them in the Merger Agreement.

We hereby request, pursuant to Section 6.2(f) of the Merger Agreement, that the board of directors of the Company expressly publicly reaffirms, no later than August 21, 2007, its Company Recommendation that (i) the Merger and Voting Agreements are fair to and in the best interests of the Company and its stockholders, (ii) the board of directors of the Company has adopted and declares advisable the Merger Agreement, the Voting Agreements and the Merger and the other transactions contemplated in the Merger Agreement and (iii) the board of directors of the Company recommends approval of the Merger Agreement to the Company’s shareholders.